EXECUTION VERSION

AGENCY AGREEMENT

March 13, 2017

Scythian Biosciences Inc. 100 King Street West, Suite 1600 Toronto, Ontario M5X 1G5	Kitrinor Metals Inc. 365 Bay Street, Suite 400 Toronto, Ontario M5H 2V1

Dear Sirs/Mesdames:

Clarus Securities Inc. (the “Lead Agent”), Haywood Securities Inc. and Canaccord Genuity Corp. (together with the Lead Agent, the “Agents”) understand that Scythian Biosciences Inc., a corporation organized under the federal laws of Canada (the “Corporation”), proposes to issue and sell an aggregate of up to 35,000,000 subscription receipts of the Corporation (each, a “Subscription Receipt” and collectively, the “Subscription Receipts”) at a price of $0.40 per Subscription Receipt (the “Offering Price”) for aggregate proceeds of up to $14,000,000 (the “Offering”).

Each Subscription Receipt entitles the subscriber to receive, upon satisfaction of the Escrow Release Conditions (as defined herein) on or before the Termination Time (as defined herein) on the Escrow Deadline (as defined herein), and without payment of additional consideration, one (1) Class A common share in the capital of the Corporation which shall be exchanged, without further consideration, for one (1) common share (a “Subscription Share” or a “Resulting Issuer Share”) in the capital of Kitrinor Metals Inc. (“Kitrinor”), pursuant to the Merger Agreement (as defined herein), subject to adjustment as provided in the subscription receipt agreement (the “Subscription Receipt Agreement”) dated as of the date hereof and entered into between the Corporation, the Lead Agent, Kitrinor and TSX Trust Company (“TSX Trust”) as registrar and transfer agent for the subscription receipts and escrow agent in respect of the Escrowed Funds (as defined herein)(the “Subscription Receipt and Escrow Agent”).

As used in this Agreement, “Offered Securities” means the Subscription Receipts and Subscription Shares, collectively or individually, as the context requires.

The Subscription Receipts will be deemed to be exercised provided the Escrow Release Conditions have been satisfied on or before the Termination Time (as defined herein) on the Escrow Deadline (as defined herein), in accordance with the Subscription Receipt Agreement, such that each holder of Subscription Receipts will receive such number of Subscription Shares to which it is entitled.

The Corporation will enter into an agreement (the “Merger Agreement”) with Kitrinor, a company incorporated under the laws of the Province of Ontario, and a corporation to be incorporated under the federal laws of Canada as a wholly-owned subsidiary of Kitrinor for the purposes of effecting the Merger (“Subco”), on terms and conditions satisfactory to the Lead Agent, acting reasonably, pursuant to which, subject to the satisfaction of various conditions including shareholder and regulatory approvals, among others, the Corporation will (i) effect a consolidation of its common shares on a 4:1 basis (the “Consolidation”) and (ii) amalgamate with Subco under the Canada Business Corporations Act (the “Act”) and the amalgamated entity shall be a direct wholly-owned subsidiary of Kitrinor (the “Merger”). As part of the Merger, Kitrinor will, subject to the receipt of all regulatory approvals, including the approval of its shareholders, if applicable, and the TSX Venture Exchange (the “TSXV”) acquire all of the issued and outstanding Class A common shares of the Corporation, and as consideration, will issue on a one-for-one basis, approximately 50,076,167 Resulting Issuer Shares (the “Consideration Shares”) in the capital of Kitrinor (“Kitrinor Shares”) in exchange for the then issued and outstanding Class A common shares in the capital stock of the Corporation (the “Common Shares”). As used in this Agreement, “Business Combination” means, collectively, the completion of the Merger and the issuance of the Consideration Shares and the Subscription Shares.

Pursuant to the terms of the Merger Agreement, the Corporation shall use its commercially reasonable efforts to satisfy all conditions precedent to the completion of the Business Combination prior to the Termination Time, including, without limitation: (i) receipt of applicable shareholder and regulatory approvals; (ii) the completion of all conditions precedent to the Business Combination, (iii) the Consolidation; and (iv) receipt of conditional approval from the TSXV for the listing of the Consideration Shares and the Subscription Shares to be issued by Kitrinor pursuant to the Business Combination in exchange for, respectively, the Common Shares and the Subscription Receipts immediately following the Merger.

Subject to the terms and conditions set forth below, the Corporation hereby appoints the Agents as the exclusive agents of the Corporation to offer the Subscription Receipts for sale on a “best efforts” private placement basis, without underwriting liability, and the Agents hereby agree to act in such capacity. The Corporation agrees that the Agents are under no obligation to purchase any of the Subscription Receipts but may purchase Subscription Receipts if desired.

Terms and Conditions

The terms and conditions relating to the purchase and sale of the Subscription Receipts are as follows:

Section 1 Offering.

(a)	The Agents shall offer the Subscription Receipts for sale directly by the Corporation on a private placement basis to purchasers (the “Purchasers”) who meet the following criteria: (i) Purchasers who are “accredited investors” in the provinces of British Columbia, Alberta and Ontario (the “Canadian Offering Jurisdictions”), (ii) Purchasers in the United States (as defined herein) who are “accredited investors” that satisfy one or more of the criteria set forth in Rule 501(a)(1) of Regulation D (“Accredited Investors”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), pursuant to available exemptions from the registration requirements of the U.S Securities Act and any applicable state securities laws, and (iii) Purchasers in such other jurisdictions outside of Canada and the United States in which the Subscription Receipts may be lawfully offered for sale (collectively, together with the Canadian Offering Jurisdictions, the “Offering Jurisdictions”), provided that the sale to such Purchasers will not require registration thereof or filing of a prospectus, registration statement or similar disclosure document or impose on the Corporation or Kitrinor continuous reporting obligations under applicable securities legislation of the Offering Jurisdictions, all in compliance with all such applicable securities legislation.

(b)	The Corporation and the Agents propose to offer and sell the Subscription Receipts in the United States (as such term is defined in Regulation S under the U.S. Securities Act, the “United States”) and to, or for the account or benefit of, persons in the United States or U.S. persons (as such term is defined in Regulation S under the U.S. Securities Act, “U.S. Persons”) either directly in accordance with Rule 15a-6 under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), or through the registered U.S. broker-dealer affiliate of an Agent (the “U.S. Affiliate”), in compliance with the exemption from the registration requirements of Rule 506(b) of Regulation D under the U.S. Securities Act, all in the manner contemplated by this Agreement.

(c)	Each of the Corporation and Kitrinor will give the Lead Agent the opportunity to review and comment on any press releases relating to the Offering prior to release. Any press release relating to the Offering shall be in form and content agreed to by the Lead Agent acting reasonably. As the Subscription Receipts may be offered in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons, any press release issued by the Corporation concerning the Offering shall contain language substantially similar to the following: (i) “NOT FOR DISTRIBUTION TO U.S. NEWS WIRE SERVICES OR DISSEMINATION IN THE U.S.” and (ii) “The securities offered have not been registered under the U.S. Securities Act of 1933, as amended, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons absent registration or an exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of the securities in any State in which such offer, solicitation or sale would be unlawful.” Notwithstanding the foregoing, this subsection 1(c) shall not be interpreted so as to prevent any party from complying with the continuous disclosure requirements under applicable law or regulation.

(d)	The Corporation will pay the Agents a cash commission (the “Commission”) equal to 7.0% of the gross proceeds of the Offering, which amount shall be deducted from the gross proceeds of the Offering on the Closing Date and deemed to be delivered to the Agents. In addition, the Agents will receive broker warrants (“Broker Warrants”) of the Corporation, evidenced by a certificate in the form attached hereto as Schedule “A”, equal to 7.0% of the number of Subscription Receipts sold pursuant to the Offering. Each Broker Warrant entitles the holder thereof to acquire one Resulting Issuer Share (as defined herein)(a “Broker Warrant Share”) at a price of $0.40, subject to adjustment as provided in the Broker Warrant certificate, for a period of 24 months commencing upon satisfaction of the Escrow Release Conditions. In the event the Merger is not completed and the Merger Agreement is terminated, the Broker Warrants shall also be terminated.

(e)	Kitrinor hereby expressly acknowledges and agrees to perform its covenants and obligations under this Agreement to issue, in accordance with this Agreement:

(i)	the Subscription Shares, upon the deemed exercise of the Subscription Receipts upon satisfaction of the Escrow Release Conditions; and

(ii)	the Broker Warrant Shares, upon the exercise of the Broker Warrants in accordance with their terms.

(f)	The Broker Warrants are to be issued by the Corporation and delivered to the Agents on the Closing Date in consideration for the services rendered by the Agents in connection with the Offering, which services shall include:

(i)	acting as agents of the Corporation to offer for sale by way of private placement, on a best efforts private placement basis, without underwriting liability, the Offered Securities;

(ii)	assisting in the preparation of the forms of Subscription Agreements (defined below) to be entered into by the Corporation and each of the Purchasers; and

(iii)	advising the Corporation with respect to the Offering.

(g)	Other than the Broker Warrants, the Commission and the Expenses (as defined herein), the Agents shall not be entitled to any additional compensation in respect of the Offering or the supplementary services related thereto.

(h)	The Agents acknowledge that none of the Broker Warrants, the Broker Warrant Shares or any securities issuable in connection with the Business Combination have been registered under the U.S. Securities Act or the securities laws of any state of the United States. In connection with the issuance of the Broker Warrants, the Broker Warrant Shares and any securities issuable in connection with the Business Combination, each of the Agents represents, warrants and covenants that: (i) it is acquiring the Broker Warrants, the Broker Warrant Shares and any securities issuable in connection with the Business Combination as principal for its own account and not for the benefit of any other person and it is an “accredited investor” within the meaning of National Instrument 45-106 – Prospectus Exemptions; (ii) it is not a U.S. Person and is not acquiring the Broker Warrants, the Broker Warrant Shares or any securities issuable in connection with the Business Combination in the United States, or on behalf of a U.S. Person or a person in the United States; and (iii) this Agreement was executed and delivered outside the United States. The Agents acknowledge and agree that the Broker Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States, unless such exercise is not subject to registration under the U.S. Securities Act or the securities laws of any state of the United States. The Agents agree that they will not engage in any Directed Selling Efforts (hereinafter defined) with respect to any Broker Warrants, Broker Warrant Shares or any securities issuable in connection with the Business Combination and will not offer or sell any Broker Warrants, Broker Warrant Shares or any securities issuable in connection with the Business Combination in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person unless in compliance with an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws and has delivered to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to such effect.

(i)	Each of the Agents covenants, represents and warrants to the Corporation and Kitrinor and acknowledges that the Corporation and Kitrinor are relying on such representations, warranties and covenants that: (i) it will comply with all applicable securities legislation of each Offering Jurisdiction in which it acts as agent of the Corporation in connection with the Offering; (ii) it will not offer or sell Offered Securities in a manner so as to require registration thereof or filing of a prospectus with respect thereto or the provision of a contractual right of action (as defined in the Ontario Securities Commission Rule 14-501 – Definitions) under the laws of any jurisdiction including, without limitation, the United States; (iii) the Agents will obtain from each Purchaser an executed agreement (each a “Subscription Agreement”) in the form agreed upon by the Agents and the Corporation for the Subscription Receipts to be provided to the Purchaser in their respective jurisdiction, which shall include executed versions of all related Schedules, Annexes and Certificates, as applicable; (iv) the Agents and their representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Offered Securities in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Offered Securities whose attendees have been invited by any general solicitation or general advertising; and (v) it is and will be, at the Closing Date, duly registered under the applicable securities laws under a category that permits it to sell the Offered Securities in the Offering Jurisdictions.

(j)	If, at the Closing Date, the terms and conditions herein have been complied with to the satisfaction of the Agents, acting reasonably, or waived by the Agents, the Agents will deliver to the Corporation all completed Subscription Agreements, and deliver to the Subscription Receipt and Escrow Agent the Escrowed Funds (as defined herein) which shall be held in escrow in accordance with the Subscription Receipt Agreement, against delivery by the Corporation of the Subscription Receipts, in certificated form, registered as directed by the Agents, and such other documentation as may be requested by the Agents, acting reasonably. On the Closing Date, the Corporation will also pay the Commission and any Expenses accrued up to and including the Closing Date and deliver the Broker Warrants to the Agents.

(k)	The Commission shall be divided among the Agents pro rata based on the percentages set forth opposite each Agent’s name below:

Clarus Securities Inc.	65%
Haywood Securities Inc.	25%
Canaccord Genuity Corp.	10%
Total	100%

(l)	If, in the opinion of the Agents, it is necessary or desirable, the Agents will form, manage and participate in a group of sub-agents to offer the Offered Securities as provided for hereunder, provided that the Agents shall at all times lead and manage the Offering. The Agents will be permitted to appoint other registered dealers (or other dealers qualified in their respective jurisdictions), each of which shall be appropriately registered or authorized under the applicable securities laws of the Offering Jurisdictions in which such sub-agent offers and sells the Offered Securities so as to permit it to lawfully offer the Offered Securities in such jurisdiction, as their agents, to assist in the Offering. The Agents may determine the remuneration payable by the Agents to such other dealers appointed by them as an allocation of such portion of the Commission as the Agents so determine, provided that such remuneration shall not in any way increase the aggregate Commission payable to the Agents by the Corporation under this Agreement and any such dealers receiving Broker Warrants, Broker Warrant Shares or any securities issuable in connection with the Business Combination shall be deemed to make all acknowledgments, representations, warranties and covenants of the Agents set forth in Section 1(i) of this Agreement. In the event that a selling group is formed, the Agents shall have the exclusive right to select syndicate members and to control syndicate arrangements. The Agents shall use their commercially reasonable efforts to ensure that any such sub-agents appointed pursuant to the provisions of this Section 1(l) or with whom the Agents have a contractual relationship with respect to the Offering, if any, shall comply with the obligations of the Agents set out herein.

(m)	The obligations of the Agents under this section are several and not joint nor joint and several. No Agent will be liable for any act, omission, default or conduct by the other Agents.

Section 2 Representations and Warranties of the Corporation.

The Corporation represents and warrants to the Agents, Kitrinor and the Purchasers, and acknowledges that the Agents, Kitrinor and the Purchasers are relying upon such representations and warranties, as follows:

(a)	All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of the Subscription Receipts, in certificated or uncertificated form, the creation and issue of, and delivery of the certificates representing the Broker Warrants, and:

(i)	upon payment of the requisite consideration therefor, the Subscription Receipts will be validly issued;

(ii)	upon satisfaction of the Escrow Release Conditions the Subscription Receipts shall convert automatically, without additional payment therefore, into Subscription Shares;

(iii)	upon issue thereof, the Broker Warrants will be validly issued; and

(iv)	upon the exercise of Broker Warrants, the Broker Warrant Shares will be validly issued, fully paid and non-assessable Resulting Issuer Shares.

(b)	The form and terms of the Subscription Receipts and Broker Warrants have been approved and adopted, as applicable, by the directors of the Corporation and do not conflict with any applicable laws.

(c)	The attributes of the Subscription Receipts will conform in all material respects with the description thereof in the Subscription Agreements.

(d)	The Corporation has full corporate power, capacity and authority to undertake the Offering, to enter into this Agreement, the Subscription Agreements, the Subscription Receipt Agreement and the certificates representing the Subscription Receipts and the Broker Warrants (collectively, the “Corporation Offering Documents”) and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of the Corporation Offering Documents and to observe and perform the provisions of the Corporation Offering Documents in accordance with the provisions hereof and thereof.

(e)	Each of the Corporation Offering Documents has been executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject to such limitations and prohibitions as may exist or may be enacted in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and/or interests of creditors generally.

(f)	The entering into and the performance of the transactions contemplated herein and in the other Corporation Offering Documents by the Corporation:

(i)	does not require any consent, approval, authorization or order of any court or governmental agency or body, except that which may be required under applicable securities legislation;

(ii)	will not contravene any statute or regulation of any governmental authority which is binding on the Corporation, where such contravention would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation; and

(iii)	will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the articles of incorporation, amalgamation, continuation, arrangement, as applicable, by-laws and all amendments to such articles or by-laws, or, in each case, such applicable documents (collectively, the “Constating Documents”) or resolutions of the Corporation or any mortgage, note, indenture, contract or agreement instrument, lease or other document to which the Corporation is a party, or any judgment, decree or order or any term or provision thereof, where such contravention would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation.

(g)	TSX Trust at its office in Toronto, Ontario has been appointed as the Subscription Receipt and Escrow Agent under the Subscription Receipt Agreement.

(h)	The Corporation is not party to or bound or affected by any commitment, agreement or document containing any covenant which would prohibit or restrict the Corporation from entering into this Agreement.

(i)	There are no material changes or material facts relating to the Corporation that have not been disclosed to the Agents, and the Corporation has not completed any significant acquisitions, nor is it proposing any probable acquisitions (as such terms are defined in National Instrument 44-101 - Short Form Prospectus Distributions) that would require the filing of a business acquisition report other than pursuant to the Business Combination.

(j)	All filings and fees required to be made and paid by the Corporation pursuant to applicable securities laws and general corporate law have been made and paid, except for those filings or fees that are required to have been made and paid pursuant to Part 6 of National Instrument 45-106 Prospectus Exemptions or Part 5 of OSC Rule 45-501 Ontario Prospectus and Registration Exemptions.

(k)	The Corporation is a corporation duly incorporated and validly subsisting under the federal laws of Canada and has the requisite corporate power and authority to carry on its business as it is now being conducted and to enter into this Agreement. The Corporation is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect (as defined herein) on the Corporation. As used in this Agreement, “Material Adverse Effect” means any event or change that, individually or in the aggregate with other events or changes, is or would reasonably be expected to be, materially adverse to the business, operations, assets, condition (financial or otherwise) or liabilities, whether contractual or otherwise, of any party, as the case may be; provided that a Material Adverse Effect shall not include an adverse effect resulting from a change (i) that arises out of a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by a party to the other party prior to the date of this Agreement; (ii) that results from general economic, financial, currency exchange, interest rate or securities market conditions in Canada or the United States; (iii) that arises from a decline in the trading price of Kitrinor Shares, or (iv) that is a direct result of any matter permitted by this Agreement or consented to in writing by the applicable party.

(l)	The minute books and records of the Corporation which the Corporation made available to the Agents and their counsel, Stikeman Elliott LLP, in connection with their due diligence investigation of the Corporation for the period from inveption to the date of examination thereof are all of the minute books and substantially all of the records of the Corporation for such period and contain copies of all constating documents, including all amendments thereto, and all material proceedings of securityholders and directors are complete in all material respects.

(m)	The Corporation has no subsidiaries other than Go Green Management Corp., which is wholly-owned by the Corporation.

(n)	The Corporation is not party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Corporation to compete in any line of business, transfer or move any of its assets or operations that would materially or adversely affect the business practices, operations or condition of the Corporation.

(o)	The execution and delivery of and performance by the Corporation of this Agreement and each of the agreements, certificates and other instruments delivered or given pursuant to this Agreement (collectively, the “Ancillary Agreements”) to which it is a party, and the consummation of the transactions contemplated by them have been duly authorized by all necessary corporate action on the part of the Corporation.

(p)	The execution and delivery of and performance by the Corporation of this Agreement and each of the Ancillary Agreements to which it is a party:

(i)	do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any other person to exercise any rights under, any of the terms or provisions of its Constating Documents (as defined herein);

(ii)	do not and will not (or would not with the giving of notice, the lapse of time or the happening or any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any other person to exercise any rights under, any of the terms or provisions of any material contracts to which it is a party; and

(iii)	do not and will not result in the violation of any applicable laws.

(q)	This Agreement and each of the Ancillary Agreements to which the Corporation is a party have been duly executed and delivered by the Corporation and constitute legal, valid and binding agreements of the Corporation enforceable against it in accordance with their respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting creditors’ rights; and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(r)	The Corporation has an authorized capital consisting of an unlimited number of Class A common shares, of which, as at the date hereof (and without giving effect to the Offering), 200,304,668 are issued and outstanding. In addition, as at the date hereof (and without giving effect to the Offering), the Corporation has issued and outstanding options, warrants, rights or conversion or exchange privileges or other securities (“Convertible Securities”) entitling the holders thereof to acquire, and is party to agreements evidencing rights to acquire, a further 5,900,000 Common Shares. Except as aforesaid, there are no outstanding shares of the Corporation or Convertible Securities entitling anyone to acquire any Common Shares or any other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Corporation of any shares of the Corporation (including Common Shares) or any Convertible Securities convertible into, exchangeable or exercisable for, or otherwise evidencing a right to acquire, any Common Shares or other equity securities of the Corporation (including any pre-emptive rights, rights of first refusal or any similar rights to subscribe for any securities of the Corporation. All outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to, nor have they been issued in violation of any pre-emptive rights, and all Common Shares issuable upon exercise or conversion of outstanding Convertible Securities or issuable pursuant to agreements evidencing rights to acquire shares will, when issued in accordance with their respective terms, be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights.

(s)	There are no suits, actions or litigation or arbitration proceedings or governmental proceedings in progress, pending or, to the best of the knowledge of the Corporation, contemplated or threatened, to which the Corporation is a party or to which the property of the Corporation is subject, except where such suit, action or litigation or arbitration proceeding or governmental proceeding would not result in a Material Adverse Effect on the Corporation. There is not presently outstanding against the Corporation any judgment, injunction, rule or order of any court, governmental department, commission, agency or arbitrator.

(t)	No proceedings have been taken, instituted or are pending for the dissolution or liquidation of the Corporation.

(u)	The comparative financial statements of the Corporation as at and for the financial years ended March 31, 2016 and 2015 (the “Scythian Financial Statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”), applied on a basis consistent with prior periods and present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Scythian Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Scythian Financial Statements.

(v)	Since the date of the Scythian Financial Statements, the Corporation has conducted its businesses only in the ordinary course. Since the date of the Scythian Financial Statements: (i) there has been no Material Adverse Effect on the Corporation, or any condition, event or development involving a prospective change that would constitute a Material Adverse Effect on the Corporation; and (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Corporation has been incurred, other than in the ordinary and normal course of business.

(w)	The Corporation is not a party to or otherwise bound by any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability (a “Debt Instrument”), which is not in the ordinary course of business or otherwise material to the Corporation.

(x)	The Corporation is not a party to any debt instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with them.

(y)	All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation have been paid except for where the failure to pay such taxes would not constitute an adverse material fact of the Corporation, or result in a Material Adverse Effect on the Corporation. All tax returns due, declarations, remittances and filings required to be filed by the Corporation have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not constitute an adverse material fact of the Corporation, or result in a Material Adverse Effect on the Corporation. To the best of the knowledge of the Corporation: (i) no examination of any tax return of the Corporation is currently in progress; and (ii) there are no issues or disputes outstanding with any governmental entity respecting any taxes that have been paid, or may be payable, by the Corporation. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Corporation.

(z)	The Corporation is not a party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the shares of the Corporation, including any agreement among shareholders with respect to the voting or sale of Common Shares.

(aa)	The Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws of each jurisdiction in which it carries on business and with all applicable laws, tariffs and directives material to its operations, including all applicable federal, provincial, state, municipal, and local zoning, environmental, controlled substance laws and regulations and other lawful requirements of any governmental or regulatory body, including, but not limited, to relevant permits and licenses.

(bb)	The Corporation is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any persons.

(cc)	The Corporation has a valid contractual interest in all of its material properties and assets, including, without limitation, all properties and assets reflected in the Scythian Financial Statements, free and clear of all mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), easement, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant, adverse claim, exception, reservation, right of occupation, any matter capable of registration against title, right of pre-emption, privilege or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation, whatsoever, other than: (i) liens for Taxes not yet due and delinquent; and (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any real property or interests in real property in any material respect or result in a Material Adverse Effect on the Corporation.

(dd)	The Corporation has not received notice of any material defect in its title or claim to its assets or any notice from any third party claiming such an interest, and, for the period of time that the Corporation has owned its assets, as applicable, all material relevant obligations of the Corporation have been performed and observed.

(ee)	The material contracts of the Corporation previously disclosed in writing to the Agents (the “Material Contracts”) are the only material documents and contracts currently in effect under and by virtue of which the Corporation is entitled to the assets and conducts its business. Each of the Material Contracts is in full force and effect and is unamended and there are no outstanding defaults or breaches under any of the Material Contracts on the part of the Corporation which would have a Material Adverse Effect on the Corporation.

(ff)	Except as disclosed to the Agents in writing, the Corporation is not a party to any written management contract or employment agreement which provides for a right of payment in the event of a change in control of the Corporation.

(gg)	Except as disclosed to the Agents in writing, there are no plans for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation.

(hh)	The Corporation is not a “reporting issuer” within the meaning of the Securities Act (Ontario) and does not have a similar status in any other province or territory of Canada, and the Common Shares are not listed or posted for trading on any stock exchange. No securities commission or similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, nor is such proceeding pending or, to the best of the knowledge of the Corporation, contemplated or threatened and the Corporation is not in default of any requirement of any securities laws, rules or policies applicable to the Corporation or its securities.

(ii)	Except as disclosed to the Agents in writing, there are no payments required to be made to directors, officers and employees of the Corporation as a result of the Business Combination under any contract settlements, bonus plans, retention agreements, change of control agreements and severance obligations (whether resulting from termination, change of control or alteration of duties).

(jj)	No director, officer, consultant, insider or other non-arm’s length party to the Corporation (or any associate or affiliate thereof) has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, carried interest, participation interest or any other interest whatsoever which are based on revenue from or otherwise in respect of any assets of the Corporation.

(kk)	Except for customary indemnity to its directors and officers, the Corporation is not a party to or bound by any agreement, guarantee, indemnification, or endorsement or like commitment respecting the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation, other than as provided in the ordinary course of business.

(ll)	Other than in connection with or in compliance with the provisions of this Agreement or applicable laws, no filing or registration with, or authorization, consent or approval of any domestic or foreign public body or authority is necessary by the Corporation in connection with the consummation of the Business Combination, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have any Material Adverse Effect on the ability of the Corporation to consummate the transactions contemplated by the Merger Agreement.

(mm)	Except for the Agents, the Corporation has not retained any financial advisor, broker, agent or finder, or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or the Business Combination, any transaction contemplated thereby or any transaction presently ongoing or contemplated.

(nn)	Except as would not be reasonably expected to have a Material Adverse Effect on the Corporation, there is not (or are not) (i) any order or directive from any regulatory authority which relates to environmental matters and which requires any material work, repairs, construction, or capital expenditures relating to the Corporation or any of its business undertakings, (ii) any demand or notice from any regulatory authority with respect to the material breach of any environmental, health or safety law applicable to the Corporation or any of its business undertakings, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants, or (iii) any spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes, which have not been rectified, on any of the properties or assets owned or leased by the Corporation or in which it has an interest or over which it has control.

(oo)	The Corporation holds all material authorizations required under any applicable environmental laws in connection with the operation of its business and the ownership and use of its assets, and neither the Corporation nor any of its assets is the subject of any investigation, evaluation, audit or review not in the ordinary and regular course by any governmental entity to determine whether any violation of environmental laws has occurred or is occurring, and the Corporation is not subject to any known environmental liabilities.

(pp)	To the knowledge of the Corporation, there is no legislation, or proposed legislation to be published by a legislative body, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation.

(qq)	To the extent applicable, the policies of insurance in force at the date hereof naming the Corporation as an insured remain in force and effect, and such policies are equivalent to those used as the industry standard, and will not be cancelled or otherwise terminated as a result of the transactions contemplated herein and there are no pending or outstanding claims, notices of non-renewal or cancellation or, to the best of the knowledge of the Corporation, any events which may give rise to a claim, under such policies.

(rr)	To the knowledge of the Corporation, it is in good standing under all, and is not in default under any, and there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases, licenses, permits, registrations and other title and operating documents or any other agreements and instruments pertaining to its real property assets to which it is a party or by or to which it or such assets are bound or subject and, all such leases, licenses, permits, registrations, title and operating documents and other agreements and instruments are in good standing and in full force and effect and, to the best of the knowledge of the Corporation, none of the counterparties to such leases, licenses, permits, registrations, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not in the aggregate have a Material Adverse Effect on the Corporation.

(ss)	The Corporation has not agreed to recognize any union or other collective bargaining representative, nor has any other union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the Corporation’s employees or consultants, and the Corporation is not a party to, or bound by, any collective bargaining agreement or any other labour contract applicable to any employees. To the best of the knowledge of the Corporation, no union organizational campaign or representation petitions are currently pending with respect to any of the Corporation’s employees. There is no labour strike or labour dispute, slowdown, lockout or stoppage actually pending or to the best of the knowledge of the Corporation, threatened against or affecting the Corporation, and the Corporation has not experienced any labour strikes or labour disputes, slowdowns, lockouts or stoppages within the last three years.

(tt)	Except with respect to the regulatory approvals required in respect of the Business Combination and the approval of the shareholders of the Corporation in respect of the Merger, there are no third party consents required to be obtained by the Corporation in order to complete the transactions contemplated by the Merger Agreement.

(uu)	The Corporation is not aware of any of the directors or officers of the Corporation receiving any objection from securities regulatory authorities to their serving in capacities as directors or officers of a reporting issuer in any jurisdiction of Canada.

(vv)	None of the Corporation nor any other person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, agent or employee of the Corporation: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Corruption of Foreign Public Officials Act; or (iv) made any other unlawful payment.

(ww)	This Agreement does not: (i) contain any untrue statement of a material fact in respect of the Corporation, the affairs, prospects, operations or condition of the Corporation or its assets; or (ii) to the best of the knowledge of the Corporation, omit any statement of a material fact necessary in order to make the statements in respect of the Corporation, the affairs, prospects, operations or condition of the Corporation or its assets contained herein not misleading. There is no fact known to the Corporation which materially and adversely affects the affairs, prospects, operations or condition of the Corporation or its assets which has not been set forth in this Agreement.

Section 3 Representations and Warranties of Kitrinor.

Kitrinor represents and warrants to the Agents and the Purchasers, and acknowledges that the Agents and the Purchasers are relying upon such representations and warranties, as follows:

(a)	All necessary corporate action has been taken to authorize the issue and delivery of the Resulting Issuer Shares, and upon the deemed exercise of the Subscription Receipts and the issue thereof, the Subscription Shares will be validly issued as fully paid and non-assessable common shares.

(b)	Upon the exercise of the Broker Warrants, the Broker Warrant Shares will be validly issued as fully paid and non-assessable Resulting Issuer Shares.

(c)	The form and terms of the Subscription Shares and the Broker Warrants Shares have been approved and adopted, as applicable, by the directors of Kitrinor and do not conflict with any applicable laws.

(d)	Kitrinor has full corporate power, capacity and authority to enter into this Agreement and the Subscription Receipt Agreement (the “Kitrinor Offering Documents”) and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof, and Kitrinor has taken all necessary corporate action to authorize the execution, delivery and performance of the Kitrinor Offering Documents and to observe and perform the provisions of Kitrinor Offering Documents in accordance with the provisions hereof and thereof.

(e)	Each of the Kitrinor Offering Documents has been authorized, executed and delivered by Kitrinor and constitutes a valid and legally binding obligation of Kitrinor enforceable against Kitrinor in accordance with its terms subject to such limitations and prohibitions as may exist or may be enacted in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and/or interests of creditors generally.

(f)	The entering into and the performance of the transactions contemplated herein and in the other Kitrinor Offering Documents by Kitrinor:

(i)	does not require any consent, approval, authorization or order of any court or governmental agency or body, except that which may be required under applicable securities legislation, the policies of the TSXV or as otherwise contemplated by this Agreement;

(ii)	will not contravene any statute or regulation of any governmental authority which is binding on Kitrinor or Subco, where such contravention would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of Kitrinor, taken as a whole; and

(iii)	other than as contemplated or waived in this Agreement, will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of Kitrinor or any, mortgage, note, indenture, contract or agreement instrument, lease or other document to which Kitrinor is a party, or any judgment, decree or order or any term or provision thereof; where such contravention would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of Kitrinor.

(g)	Kitrinor is not party to or bound or affected by any commitment, agreement or document containing any covenant which would prohibit or restrict Kitrinor from entering into this Agreement.

(h)	Other than cash and an option agreement dated March 30, 2011 between Pre-Cambrian Ventures Ltd. and Kitrinor, formerly, Norcanex Resources Ltd., as amended, (the “Pre-Cambrian Option”) Kitrinor has no assets. The termination of the Pre-Cambrian Option does not, and will not, result in any penalty, fee or other similar payment to Kitrinor or the Resulting Issuer.

(i)	(i) Kitrinor is a corporation incorporated and existing under the laws of the Province of Ontario, and (ii) has the corporate power and authority to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party.

(j)	The execution and delivery of and performance by Kitrinor of this Agreement, and by Kitrinor of each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated by them, have been duly authorized by all necessary corporate action on the part of Kitrinor.

(k)	The execution and delivery of and performance by Kitrinor of this Agreement, and by Kitrinor of each of the Ancillary Agreements to which it is a party:

(i)	do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any other person to exercise any rights under, any of the terms or provisions of its Constating Documents;

(ii)	do not and will not (or would not with the giving of notice, the lapse of time or the happening or any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any other person to exercise any rights under, any of the terms or provisions of any material contracts to which it is a party; and

(iii)	do not and will not result in the violation of any applicable law.

(l)	This Agreement and each of the Ancillary Agreements to which Kitrinor is a party have been duly executed and delivered by Kitrinor and constitute legal, valid and binding agreements of Kitrinor enforceable against it in accordance with their respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(m)	Kitrinor is authorized to issue an unlimited number of Kitrinor Shares, of which 13,190,630 are outstanding as of the date hereof. Kitrinor has issued and outstanding warrants entitling the holders thereof to acquire, and is party to agreements evidencing rights to acquire, a further 11,778,500 Kitrinor Shares.

(n)	Kitrinor has conducted and is conducting its business in compliance in all material respects with all applicable laws of each jurisdiction in which it carries on business and with all applicable laws, tariffs and directives material to its operations.

(o)	Kitrinor is a “reporting issuer” under the laws of the Provinces of British Columbia, Alberta and Ontario and is not in default in any material respect of any requirements of applicable Canadian provincial securities laws related thereto. Kitrinor is not, as at the date hereof, included on the list of defaulting reporting issuers maintained by any of the applicable securities regulatory authorities.

(p)	There are no suits, actions or litigation or arbitration proceedings or governmental proceedings in progress, pending or, to the best of the knowledge of Kitrinor, contemplated or threatened, to which Kitrinor is a party or to which the property of Kitrinor is subject, except where such suit, action or litigation or arbitration proceeding or governmental proceeding would not result in a Material Adverse Effect on Kitrinor. There is not presently outstanding against Kitrinor any judgment, injunction, rule or order of any court, governmental department, commission, agency or arbitrator.

(q)	Kitrinor has no subsidiaries.

(r)	Kitrinor never received, handled, used, stored, treated, shipped or disposed of any contaminants regulated by environmental law in the course of its business.

(s)	Kitrinor has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or agreed to do any of the foregoing. There is not, in the Constating Documents of Kitrinor or in any material agreement, or other instrument or document to which Kitrinor is a party, any restriction upon or impediment to, the declaration of dividends by the directors of Kitrinor or the payment of dividends by Kitrinor to the holders of Kitrinor Shares.

(t)	There are no payments required to be made to directors, officers and employees of Kitrinor as a result of the Business Combination under any contract settlements, bonus plans, retention agreements, change of control agreements and severance obligations (whether resulting from termination, change of control or alteration of duties).

(u)	The Kitrinor Shares are listed and posted for trading solely on the TSXV and other than as publicly disclosed, no order ceasing or suspending trading in any securities of Kitrinor is currently outstanding and no proceeding for such purpose are pending, or to the best of the knowledge of Kitrinor, threatened.

(v)	Kitrinor has filed all proxy circulars, reports and other continuous disclosure documents required to be filed by it by applicable Canadian provincial securities Laws (“Securities Reports”). Each Securities Report was, as of the date of filing, in compliance in all material respects with all applicable requirements under applicable Canadian provincial securities laws and none of the Securities Reports, as of their respective filing dates, contained any misrepresentation. No material change has occurred in relation to Kitrinor which is not disclosed in the Securities Reports, and Kitrinor has not filed any confidential material change reports which continue to remain confidential.

(w)	Other than as set out in this Agreement, there is no requirement to make any filing with, give any notice to, or obtain any authorization of, any governmental authority, or to obtain any consent, approval or authorization of any other party or person, as a condition to the lawful completion of the transactions contemplated by this Agreement.

(x)	Kitrinor is not in any discussions and has not entered any outstanding proposals, letters of intent, agreements or any understandings with any person (other than the Corporation) with respect to any acquisition, purchase or sale of shares or assets or business combination.

(y)	Kitrinor is not party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of Kitrinor to compete in any line of business, transfer or move any of its assets or operations.

(z)	All Taxes due and payable by Kitrinor have been paid except for where the failure to pay such taxes would not constitute an adverse material fact of Kitrinor, or result in a Material Adverse Effect on Kitrinor, taken as a whole. All tax returns due, declarations, remittances and filings required to be filed by Kitrinor have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not constitute an adverse material fact of Kitrinor, or result in a Material Adverse Effect on Kitrinor, taken as a whole. To the best of the knowledge of Kitrinor: (i) no examination of any tax return of Kitrinor is currently in progress; and (ii) there are no issues or disputes outstanding with any governmental entity respecting any taxes that have been paid, or may be payable, by Kitrinor. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to Kitrinor.

(aa)	The audited comparative financial statements of Kitrinor as at and for the financial years ended December 31, 2015 and 2014 are, in all material respects, consistent with the books and records of Kitrinor for the periods covered thereby; (ii) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of Kitrinor for the periods covered thereby; and (iii) present fully, fairly and correctly, the assets and financial condition of Kitrinor as at the dates thereof and the results of operations and the changes in financial position for the periods then ended.

(bb)	Kitrinor is not a party to or otherwise bound by any material Debt Instrument.

(cc)	Kitrinor is not a party to any lease, management or service agreement that cannot be immediately terminated without notice or penalty or both.

(dd)	Kitrinor has made or will make available to the Corporation all material information concerning Kitrinor and all such information as made available to the Corporation is accurate, true and correct in all material respects.

(ee)	Kitrinor will have not less than $1,000 of working capital as of the Effective Date (net of expenses relating to the completion of the Merger incurred by Kitrinor) and is not carrying on any business.

(ff)	Kitrinor has not retained any financial advisor, broker, agent or finder, or paid or agreed to pay any financial advisor, broker, agent or finder on account of the this Agreement or the Business Combination, any transaction contemplated thereby or any transaction presently ongoing or contemplated.

(gg)	None of Kitrinor nor any other person associated with or acting on behalf of Kitrinor including, without limitation, any director, officer, agent or employee of Kitrinor (I) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (II) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (III) violated any provision of the Corruption of Foreign Public Officials Act; or (IV) made any other unlawful payment.

(hh)	The description of Kitrinor and Subco to be contained in the applicable disclosure document of Kitrinor prepared in accordance with the regulations of the TSXV in connection with the listing of the Kitrinor Shares shall not, at the time of filing thereof on SEDAR, fail to be true and correct in any material respect or contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4 Covenants of the Corporation.

The Corporation hereby covenants to the Agents and the Purchasers (and acknowledges that the Agents are relying on such covenants in entering into this Agreement) that it will:

(a)	fulfil all legal requirements to permit the creation, issue, offering and sale of the Subscription Receipts, and the creation and issue of the Broker Warrants, including, without limitation, compliance with the applicable securities legislation of the Offering Jurisdictions to enable the Subscription Receipts to be offered for sale and sold to the Purchasers, without the necessity of filing a prospectus or a registration statement under the applicable securities legislation of the Offering Jurisdictions, to Purchasers through investment dealers or brokers registered under the applicable securities legislation of the Offering Jurisdictions who have complied with the relevant provisions of such laws;

(b)	for the benefit of the Purchasers and any subsequent holders of Offered Securities (and acknowledge that the Agents are relying on such covenants in entering into this Agreement), use their commercially reasonable efforts to complete the Business Combination and the Consolidation on or prior to 5:00 p.m. (Toronto time) on June 13, 2017 or such other date as may be agreed to by the Corporation, Kitrinor and the Agents;

(c)	use its commercially reasonable efforts to assist Kitrinor in obtaining the necessary approvals such that the securities issuable by Kitrinor in connection with the Business Combination (the “Exchanged Securities”) in exchange for or, as applicable, upon the exercise of, the Subscription Receipts and the Broker Warrants shall be freely tradable upon completion of the Business Combination, subject to any limitations imposed by the TSXV;

(d)	allow the Agents and their representatives the opportunity to conduct all due diligence which the Agents may reasonably require to be conducted prior to the Closing Date, including reasonable access to the officers, directors, employees, independent auditors and other advisors and consultants of the Corporation (which shall include attendance at one or more due diligence sessions). The Corporation further undertakes to use its commercially reasonable efforts to cause Kitrinor to provide the Agents with access to the foregoing materials in respect of assets that are to be subject to the Business Combination. The Corporation agrees that, until the Time of Closing (as defined below), the Agents will be kept informed of all material business and financial developments or changes in circumstances affecting the Corporation and, to the best of the knowledge of the Corporation, Kitrinor, and their affairs or the Business Combination, whether or not requested by the Agents or the Agents’ representatives, or any change in circumstances or developments which might reasonably be considered material to the Corporation;

(e)	ensure that sufficient Broker Warrant Shares are reserved for issue as fully paid and non-assessable common shares upon the proper exercise of the Broker Warrants in accordance with their terms;

(f)	after the Time of Closing, file such documents as may be required under the applicable securities legislation of the Offering Jurisdictions relating to the Offering in accordance with the time periods prescribed under applicable filing requirements; and

(g)	use its commercially reasonable efforts to effect the Consolidation as soon as practicable following the Closing;

(a)	use its commercially reasonably efforts to negotiate and execute the Merger Agreement, on terms satisfactory to the Agent, acting reasonably, as soon as practicable following the Closing; and

(b)	use its commercially reasonable efforts to fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 7 hereof.

Section 5 Covenants of Kitrinor.

Kitrinor hereby covenants to the Agents and the Purchasers that it will:

(a)	fulfil all legal requirements to permit the creation and issue of the Subscription Shares and the Broker Warrant Shares, including, without limitation, compliance with the applicable securities legislation of the Offering Jurisdictions to enable the Subscription Shares to be issued to the Purchasers, without the necessity of filing a prospectus or a registration statement under the applicable securities legislation of the Offering Jurisdictions, to Purchasers through investment dealers or brokers registered under the applicable securities legislation of the Offering Jurisdictions who have complied with the relevant provisions of such laws;

(b)	ensure that, at all times prior to the deemed exercise of the Subscription Receipts, sufficient Subscription Shares are reserved for issue upon the deemed exercise of the Subscription Receipts and that the Subscription Shares shall be validly authorized for issue and issued as fully paid and non-assessable Resulting Issuer Shares upon the deemed exercise of the Subscription Receipts concurrently with the satisfaction of the Escrow Release Conditions;

(c)	maintain its status as a reporting issuer in British Columbia, Ontario and Alberta not in default of any requirement of the applicable securities legislation of the Canadian Offering Jurisdictions;

(d)	take all necessary corporate action to authorize the creation and issue of the Exchanged Securities in exchange for or, as applicable, upon the exercise of, the Subscription Receipts and the Broker Warrants upon completion of the Business Combination and reserve such securities of Kitrinor for issue;

(e)	ensure that sufficient Broker Warrant Shares are reserved for issue as fully paid and non-assessable Resulting Issuer Shares upon the proper exercise of the Broker Warrants in accordance with their terms;

(f)	allow the Corporation and the Agents and each of their representatives the opportunity to conduct all due diligence which the Corporation or the Agents may reasonably require to be conducted prior to the Closing Date;

(g)	use its commercially reasonably efforts to negotiate and execute the Merger Agreement, on terms satisfactory to the Agent, acting reasonably, as soon as practicable following the Closing;

(h)	obtain the necessary approvals such that the Exchanged Securities shall be freely tradable upon completion of the Business Combination, subject to any limitations imposed by the TSXV; and

(i)	fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 7 hereof, subject only to the directors of Kitrinor fulfilling their fiduciary obligations to Kitrinor and its shareholders.

Section 6 Compliance with U.S. Securities Laws

(1)	Representations of the Corporation and Kitrinor Regarding U.S. Securities Laws

Each of the Corporation and Kitrinor represents, warrants, covenants and agrees to and with the Agents, as applicable, that:

(a)	Kitrinor is a “foreign private issuer” as such term is defined in Rule 405 promulgated under the U.S. Securities Act with no “substantial U.S. market interest” as such term is defined in Rule 902 of Regulation S (“Regulation S”) promulgated under the U.S. Securities Act in any securities in the same class of securities as the Kitrinor Shares;

(b)	Neither the Corporation nor Kitrinor is, and as a result of the sale of the Offered Securities will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act;

(c)	during the period in which the Offered Securities are offered for sale until the Termination Time and during the period of time that the Broker Warrants are outstanding, neither it nor any of its affiliates, nor any person acting on their behalf (other than the Agents, the U.S. Affiliates (as defined below) or any person acting on their behalf, in respect to whom no representation is made) (i) has made or will make any “directed selling efforts” (“Directed Selling Efforts”) as such term is defined in Rule 902 of Regulation S in the United States with respect to any of the Subscription Receipts, the Subscription Shares, the Broker Warrants, the Broker Warrant Shares, or any securities issuable in connection with the Business Combination, (ii) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Subscription Receipts, the Subscription Shares, the Broker Warrants, the Broker Warrant Shares, or any securities issuable in connection with the Business Combination in the United States by means of any form of “general solicitation or general advertising” (“General Solicitation or General Advertising”) (as such term is used in Regulation D under the U.S. Securities Act) (“Regulation D”)), which includes, without limitation, any advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over the Internet, radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act, or (iii) has violated or will violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Subscription Receipts, the Subscription Shares, the Broker Warrants, the Broker Warrant Shares, or any securities issuable in connection with the Business Combination;

(d)	except with respect to the offer and sale of the Offered Securities offered hereby, neither the Corporation nor Kitrinor has and will, for a period beginning six months prior to the commencement of the Offering and ending six months after the completion of the Business Combination, sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be integrated with and would cause the exemption from registration provided by Rule 506(b) of Regulation D under the U.S. Securities Act to be unavailable with respect to offers and sales of the Subscription Receipts, the Subscription Shares, the Broker Warrants, the Broker Warrant Shares and any securities issuable in connection with the Business Combination;

(e)	subject to Paragraph 6(3)(h), it covenants and agrees with the Agents to execute or procure the execution of all documents and to take or cause to be taken all such steps as may be reasonably necessary or desirable to establish, to the satisfaction of counsel for the Agents and counsel for the Corporation and Kitrinor, any and all legal requirements to enable the Agents to offer the Offered Securities for sale in the United States and to, or for the account or benefit of, persons in the United States and U.S. Persons in compliance with Rule 506(b) of Regulation D under the U.S. Securities Act in accordance with this Agreement, provided such offers and sales are made only to Accredited Investors;

(f)	during the period in which the Offered Securities are offered for sale until the Termination Time, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, their affiliates or any person acting on its behalf, in respect of which no representation, warranty, covenant or agreement is made) has taken or will take any action that would cause the exemption afforded by Rule 506(b) of Regulation D under the U.S. Securities Act to be unavailable for offers and sales of the Subscription Receipts and the Subscription Shares in the United States and to, or for the account or benefit of, persons in the United States and U.S. Persons in accordance with this Agreement, provided such offers and sales are made only to Accredited Investors, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Subscription Receipts, the Subscription Shares, the Broker Warrants and the Broker Warrant Shares outside the United States to non-U.S. Persons in accordance with this Agreement;

(g)	except with respect to offers and sales to Accredited Investors within the United States or persons who are, or are purchasing for the account or benefit of, persons in the United States or U.S. Persons in reliance upon the exemption from registration provided by Rule 506(b) of Regulation D under the U.S. Securities Act, neither it nor any of its affiliates, nor any person acting on its or their behalf, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; or (B) any sale of Offered Securities unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States and not a U.S. Person or (ii) it, its affiliates, and any person acting on their behalf reasonably believes that the purchaser is outside the United States and not a U.S. Person;

(h)	within 15 days of the first sale of the Offered Securities or the issuance of any Exchanged Securities in connection with the Business Combination in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons who are Accredited Investors, the Corporation or Kitrinor, as applicable, will file a Form D, Notice of Sale, with the United States Securities and Exchange Commission and any applicable state securities commissions in connection with the offer and sale of such securities;

(i)	neither the Corporation nor Kitrinor nor any of their predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction, temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D;

(j)	as of the Closing Date, with respect to the offer and sale of the Offered Securities, none of the Corporation, Kitrinor, any of their predecessors, any “affiliated” (as such term is defined in Rule 501(b) of Regulation D) issuer, any director, executive officer or other officer of the Corporation or Kitrinor participating in the offering of the Offered Securities, any beneficial owner of 20% or more of the Corporation’s or Kitrinor’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Corporation or Kitrinor in any capacity at the time of sale of the Offered Securities (other than any Dealer Covered Person (as defined below), as to whom no representation is made) is subject to any Disqualification Event (as defined below);

(k)	as of the Closing Date, the Corporation and Kitrinor are not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Offered Securities; and

(l)	the representations, warranties and covenants by it contained in this Section 6(1) hereof shall be true and correct as of the Time of Closing, with the same force and effect as if then made by it.

(2)	Undertakings in Compliance with Regulation S

Each of the Agents, on their own behalf and on behalf of their U.S. Affiliate, represents, warrants, covenants and agrees to and with the Corporation and Kitrinor that except as otherwise permitted by Section 6(3) hereof, it will offer and sell the Offered Securities only in accordance with Rule 903 of Regulation S. Accordingly, neither the Agents, the U.S. Affiliates, nor any person acting on their behalf has made or will make (except as permitted by Section 6(3) hereof):

(a)	any offer to sell, or any solicitation of an offer to buy, the Subscription Receipts, the Subscription Shares, the Broker Warrants, the Broker Warrant Shares or any securities issuable in connection with the Business Combination in the United States or to, or for the account or benefit of, any U.S. Person or any person in the United States;

(b)	any sale of the Subscription Receipts or the Subscription Shares or any securities issuable in connection with the Business Combination to any Purchaser unless, at the time the buy order was or will have been originated the Purchaser is:

(i)	outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person; or

(ii)	the Agents, their affiliates and any person acting on their behalf reasonably believes that the Purchaser is outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person; nor

(c)	any Directed Selling Efforts in the United States with respect to any of the Subscription Receipts, the Subscription Shares or any securities issuable in connection with the Business Combination.

(3)	Offering by Agents in the United States

The Agents, on their own behalf and on behalf of their U.S. Affiliate, acknowledge that none of the Subscription Receipts, the Subscription Shares or the Exchanged Securities have been registered under the U.S. Securities Act or the securities laws of any state in the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, except pursuant to available exemptions from the registration requirements of the U.S. Securities Act and any applicable state securities laws. Accordingly, each of the Agents, on their own behalf and on behalf of their U.S. Affiliate, represents, warrants, covenants and agrees to and with the Corporation and Kitrinor that, with respect to each offer or sale of Offered Securities in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person, it has offered and sold, and will offer and sell such securities only in the following manner:

(a)	it will offer the Offered Securities for sale by the Corporation in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons either directly in accordance with Rule 15a-6 under the U.S. Exchange Act or only through their respective U.S. Affiliate, each, a broker-dealer registered pursuant to Section 15(b) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and in good standing with the Financial Industry Regulatory Authority, Inc. at the time of each offer and sale of such securities, solely to Accredited Investors, and only in states of the United States where such broker-dealer is registered, or otherwise exempt from registration at the time of each offer and sale of such securities and in compliance with all applicable U.S. federal and state broker-dealer requirements;

(b)	(i) it has not and will not offer or sell the Offered Securities by any form of General Solicitation or General Advertising or any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act, and (ii) it has not violated and will not violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities;

(c)	any offer, sale or solicitation of an offer to buy the Offered Securities by it that has been made or will be made in the United States or to, or for the account or benefit of, U.S. Persons was or will be made only to Accredited Investors in compliance with Rule 506(b) of Regulation D under the U.S. Securities Act, and in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws;

(d)	it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with their respective U.S. Affiliates, or with the prior written consent of the Corporation, and they shall require their respective U.S. Affiliates to agree, for the benefit of the Corporation and Kitrinor, to comply with, and shall use their commercially reasonable efforts to ensure that their respective U.S. Affiliates comply with, the same provisions of this Agreement as apply to the Agents, as if such provisions applied to their respective U.S. Affiliates;

(e)	immediately prior to soliciting any offeree that is in the United States or a U.S. Person, or that is purchasing for the account or benefit of a person in the United States or a U.S. Person, it, its U.S. Affiliate, and any person acting on their behalf had and will have reasonable grounds to believe and did and will believe that each such offeree was an Accredited Investor with respect to which it, its U.S. Affiliate or any party hereto has a pre-existing relationship, and at the time of completion of each sale to a U.S. Purchaser (hereinafter defined), it, its U.S. Affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that such purchaser is an Accredited Investor;

(f)	prior to completion of any sale of Offered Securities by it to a person in the United States or a U.S. Person, or to a person purchasing for the account or benefit of a person in the United States or a U.S. Person, or to a person that was offered Offered Securities in the United States (any of the foregoing a “U.S. Purchaser”), it shall cause each such U.S. Purchaser of Offered Securities to execute a Subscription Agreement in the form agreed upon by the Agents, the Corporation and Kitrinor;

(g)	no written material will be used in connection with the offer or sale of the Offered Securities in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons, other than the Subscription Agreement referenced in Paragraph 6(3)(f) above;

(h)	it shall give the Corporation and Kitrinor reasonable notice of the U.S. jurisdictions in which it proposes to offer and sell the Offered Securities, so as to assist the Corporation and Kitrinor, as applicable, in satisfying their obligations under Paragraph 6(1)(e) and 6(1)(h);

(i)	at least one business day prior to Closing, each of the Corporation and Kitrinor will be provided with a list of all U.S. Purchasers;

(j)	the representations, warranties and covenants by it contained in Section 6(2) and this Section 6(3) hereof shall be true and correct as of the Time of Closing, with the same force and effect as if then made by it;

(k)	at the Time of Closing, it will either: (i) together with its U.S. Affiliate provide to the Corporation and Kitrinor a certificate in the form of Schedule “B” to this Agreement relating to the manner of the offer and sale of the Offered Securities in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons; or (ii) be deemed to have represented and warranted to the Corporation and Kitrinor, as of the Time of Closing, that it did not and will not offer or sell any of the Offered Securities in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons;

(l)	as of the Closing Date, with respect to Offered Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D, the Agents severally represent that none of: (i) such Agent or its U.S. Affiliate; (ii) such Agent or its U.S. Affiliate’s general partners or managing members; (iii) any of such Agent’s or its U.S. Affiliate’s directors, executive officers or other officers participating in the offering of the Offered Securities; (iv) any of such Agent’s or its U.S. Affiliate’s general partners’ or managing members’ directors, executive officers or other officers participating in the offering of the Offered Securities; or (v) any other person associated with any of the above persons, including any sub-agent and any such persons related to such sub-agent, that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sale of the Offered Securities (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1) under Regulation D (a “Disqualification Event”); and

(m)	as of the Closing Date, each Agent severally represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Offered Securities.

Section 7 Conditions of Closing.

The obligations of the Agents and the Purchasers to complete the Offering shall be subject to the fulfilment before the Time of Closing of the following conditions:

(a)	the Corporation and the Agents shall have fully complied with all applicable statutory and regulatory requirements required to be complied with prior to the Time of Closing in connection with the Offering;

(b)	the Agents shall be satisfied with their due diligence review of the Corporation and Kitrinor;

(c)	the Corporation shall have taken all necessary corporate action to: (i) authorize and approve the Corporation Offering Documents; (ii) create and issue the Subscription Receipts; (iii) create and issue the Broker Warrants; and (iv) authorize and approve all other matters relating to the Offering;

(d)	Kitrinor shall have taken all necessary corporate action to: (i) authorize and approve the Kitrinor Offering Documents; (ii) create and issue the Subscription Shares; (iii) issue the Exchanged Securities; and (iv) authorize and approve all other matters relating to the Offering;

(e)	the Agents, Kitrinor and the Purchasers shall have received at the Time of Closing favourable legal opinions of Gowling WLG (Canada) LLP, Canadian counsel to the Corporation, and, where appropriate, counsel in other jurisdictions, addressed to Kitrinor, the Agents, their counsel and the Purchasers, acceptable to counsel to the Agents, acting reasonably, substantially to the effect that:

(i)	as to the incorporation, organization and valid existence of the Corporation;

(ii)	the Corporation is qualified to carry on business as presently carried on and to own, lease and operate its properties;

(iii)	the Corporation has all requisite corporate capacity, power and authority to execute and deliver the applicable Corporation Offering Documents and this Agreement and to perform all transactions contemplated hereby and thereby;

(iv)	the authorized and issued capital of the Corporation;

(v)	all necessary corporate action has been taken by the Corporation to authorize the creation and issue of the Subscription Receipts and the Subscription Shares upon conversion thereof;

(vi)	the Broker Warrants have been authorized and the certificates representing the Broker Warrants constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms subject to the usual qualifications;

(vii)	the Broker Warrant Shares have been authorized and reserved for issue to the holders of the Broker Warrants upon the due exercise of the Broker Warrants in accordance with the provisions thereof and upon the exercise of the Broker Warrants in accordance with the terms thereof, the Broker Warrant Shares will be validly issued as fully-paid and non-assessable Resulting Issuer Shares;

(viii)	the execution and delivery of the Corporation Offering Documents and this Agreement and the performance of the transactions contemplated thereby (including the issue and sale of the Subscription Receipts and Broker Warrants and the exchange of the securities of the Corporation for the Exchanged Securities pursuant to the Business Combination), do not and will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of and do not and will not conflict with, any of the terms, conditions or provisions of the by-laws or certificate of incorporation of the Corporation;

(ix)	the Subscription Receipts registered in the names of the Purchasers on the books of the Corporation at the Time of Closing have been issued and constitute legal, valid and binding obligations of the Corporation;

(x)	the issue and sale of the Subscription Receipts and Broker Warrants are exempt, either by statute or regulation or order, from the prospectus requirements of the Canadian Offering Jurisdictions, subject to the filing of all necessary reports, certificates or undertakings and fees required to be filed under the applicable securities legislation of the Offering Jurisdictions;

(xi)	the issue of the Exchanged Securities, including for greater certainty the Subscription Shares, Broker Warrants and Broker Warrant Shares, pursuant to the Business Combination, to the extent such Exchanged Securities are issued to Purchasers or the Agents in the Offering Jurisdictions, are exempt, either by statute or regulation or order, from the prospectus requirements of the securities legislation of the Canadian Offering Jurisdictions;

(xii)	each of this Agreement, the Subscription Receipt Agreement and the Subscription Agreements constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, or contribution);

(xiii)	TSX Trust at its office in Toronto, Ontario has been appointed as the Subscription Receipt and Escrow Agent under the Subscription Receipt Agreement;

(xiv)	the first trade in the Offering Jurisdictions by the Purchasers and the Agents of the Exchanged Securities is exempt from the prospectus requirements of applicable securities laws in the Offering Jurisdictions and no other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained by the Corporation under such securities laws to permit the first trade of the Exchanged Securities provided that:

(A)	at the time of such first trade, Kitrinor is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(B)	such trade is not a “control distribution” (as defined in NI 45-102);

(C)	no unusual effort is made to prepare the market or to create a demand for the Exchanged Securities that are the subject of the trade;

(D)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and

(E)	if the Purchaser is an insider or officer of the Corporation at the time of the trade, the Purchaser has no reasonable grounds to believe that the Corporation is in default of applicable securities laws in the Offering Jurisdictions; and

(xv)	such other matters as the Agents and their counsel may require, acting reasonably.

In giving the opinion contemplated above, counsel to the Corporation shall be entitled, as to matters of fact, to rely upon the representations and warranties of the Purchasers contained in the Subscription Agreements, a certificate of fact of the Corporation signed by officers of the Corporation in positions to have knowledge of such facts and their accuracy, and certificates of such public officials and other persons as are necessary or desirable;

(f)	the Agents, the Corporation and the Purchasers shall have received at the Time of Closing favourable legal opinions of Irwin Lowy LLP, Canadian counsel to Kitrinor, or where appropriate counsel in other jurisdictions, addressed to the Agents, the Corporation, their counsel and the Purchasers, acceptable to counsel to the Agents, acting reasonably, substantially to the effect that:

(i)	all necessary corporate action has been taken by Kitrinor to authorize the creation and issue of the Subscription Shares and the Broker Warrant Shares;

(ii)	the Kitrinor Offering Documents have been authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, or contribution);

(iii)	the Subscription Shares have been authorized and reserved for issue to the holders of Subscription Receipts upon the deemed exercise thereof and in accordance with the terms thereof, and upon the deemed exercise of the Subscription Receipts in accordance with the terms thereof, the Subscription Shares will be validly issued as fully-paid and non-assessable Resulting Issuer Shares;

(iv)	the Broker Warrant Shares have been authorized and reserved for issue to the holders of the Broker Warrants upon the exercise of the Broker Warrants in accordance with the provisions thereof and upon the exercise of the Broker Warrants in accordance with the terms thereof, the Broker Warrant Shares will be validly issued as fully paid and non-assessable Resulting Issuer Shares;

(v)	the execution and delivery of the Kitrinor Offering Documents and this Agreement and the performance of the transactions contemplated thereby (including the issue of the Subscription Shares and Broker Warrant Shares and the exchange of the securities of the Corporation for the Exchanged Securities pursuant to the Business Combination), do not and will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents of Kitrinor; and

(vi)	such other matters as the Agents and their counsel may require, acting reasonably.

In giving the opinion contemplated above, counsel to Kitrinor shall be entitled, as to matters of fact, to rely upon the representations and warranties of the Purchasers contained in the Subscription Agreements, a certificate of fact of the Corporation signed by officers of the Corporation in positions to have knowledge of such facts and their accuracy, and certificates of such public officials and other persons as are necessary or desirable;

(g)	no material order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation (including the Offered Securities), Kitrinor (including the Exchanged Securities) or Subco shall have been issued by any regulatory authority and continuing in effect and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority that cannot be rectified prior to or concurrent with the completion of the Business Combination;

(h)	the Corporation and Kitrinor shall have duly complied with all material terms, covenants and conditions of this Agreement, each in their respective part, to be complied with up to the Time of Closing; and

(i)	the representations and warranties of the Corporation and Kitrinor contained in this Agreement shall be true and correct in all material respects as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated by this Agreement except to the extent such representations and warranties were made as of a prior date in which case they shall be true and correct in all material respects as of such date.

Section 8 Closing.

(1)	(a)	The purchase and sale of the Offered Securities shall be completed via electronic exchange or at the offices of Stikeman Elliott LLP, Toronto, Ontario at 10:00 a.m. (Toronto time) (the “Time of Closing”) on March 13, 2017 or at such other time or times or on such other date or dates as the Corporation and the Agents may agree upon in writing (the “Closing Date”).

	(b)	At the Time of Closing, the Corporation shall deliver to the Agents on its own behalf and on behalf of the Purchasers a certificate, dated the Closing Date, of an officer of the Corporation in an agreed form:

(i)	to the effect that the articles and by-laws attached to such certificates are correct and complete copies of the articles and by-laws of the Corporation;

(ii)	to the effect that the resolutions of the directors of the Corporation attached to the certificate approving the Corporation Offering Documents, this Agreement and authorising execution of the same and of any documents required to be signed or executed under the Corporation Offering Documents is a correct and complete copy of the relevant resolutions, unamended; and

(iii)	attaching a copy of the signatures of the individuals authorised to sign this Agreement and/or any of the documents contemplated in this Agreement on behalf of the Corporation and certifying the genuineness of such signatures.

(c)	At the Time of Closing, the Corporation shall deliver to the Agents a certificate of status dated within one business day prior to the Closing Date for the Corporation under the Act.

(d)	At the Time of Closing, the Agents shall deliver to the Corporation an executed Subscription Agreement for each participating Purchaser, to be accepted and countersigned by the Corporation.

(e)	At the Time of Closing, the Corporation shall deliver to the Agents the fully executed Subscription Receipt Agreement.

(f)	At the Time of Closing, the Corporation and Kitrinor shall each deliver to the Agents on their own behalf and on behalf of the Purchasers, as applicable:

(i)	the requisite favourable legal opinions, certificates and other documents as contemplated in Section 7 hereof; and

(ii)	such further documentation as may be contemplated herein or as applicable regulatory authorities may reasonably require.

(2)	The gross proceeds of the Offering, less the Commission and Expenses incurred up to and including the Closing Date (the “Escrowed Funds”), will be deposited in escrow on the Closing Date pursuant to the terms of the Subscription Receipt Agreement. The Escrowed Funds will be released from escrow upon satisfaction of the conditions below (the “Escrow Release Conditions”) on or before 5:00 p.m. (Toronto time) (the “Termination Time”) on June 13, 2017 (the “Escrow Deadline”):

(a)	all conditions precedent to the Business Combination (including the Consolidation) being satisfied, or waived with the prior consent of the Lead Agent, on behalf of the Agents, in accordance with the terms of the Merger Agreement; and

(b)	the receipt of all required shareholder, third party (as applicable) and regulatory approvals in connection with the Business Combination, including the conditional approval from the TSXV to list the Resulting Issuer Shares on the TSXV.

As used in this Agreement, “Resulting Issuer” means Kitrinor upon completion of the Business Combination, which as part of the Business Combination, shall have amended its articles of incorporation to change its name to “Scythian Inc.”, or such other name as the parties may agree to.

(3)	Upon satisfaction of the Escrow Release Conditions on or prior to the Termination Time on the Escrow Deadline, unless otherwise agreed to in writing by the Corporation and the Agents, in accordance with the terms of the Subscription Receipt Agreement, the Escrowed Funds will be released from escrow to the Corporation (after deducting any additional unpaid Expenses of the Agents incurred in connection with the Offering since the Closing Date as provided for in Section 9) and each outstanding Subscription Receipt will be exercised for one Subscription Share concurrently with the completion of the Business Combination.

(4)	In the event that: (i) the Escrow Release Conditions have not been satisfied by the Termination Time on the Escrow Deadline; or (ii) on or before the Termination Time on the Escrow Deadline (a) the Merger Agreement has been terminated in accordance with its terms, or (b) the Corporation has advised the Lead Agent, on behalf of the Agents, or announced to the public, that it does not intend to proceed with the Merger, the gross proceeds of the Offering shall be returned to the holders of the Subscription Receipts together with all interest earned thereon on a pro rata basis and the Subscription Receipts shall be cancelled. The Corporation agrees that it shall be responsible and liable to the holders of the Subscription Receipts for any shortfall between the aggregate price paid by the Purchasers of the Subscription Receipts and the Escrowed Funds.

Section 9 Expenses.

(1)	The Corporation shall pay all reasonable costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Subscription Receipts; (ii) the fees and expenses of the Corporation’s legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; (iv) all reasonable fees and disbursements of the Agents’ legal counsel and advisors and all applicable taxes; and (v) the Agents’ reasonable out-of-pocket expenses (collectively, the “Expenses”). Such amounts payable to the Agents or their counsel under this Section 9 shall be paid by the Corporation immediately upon receiving an invoice therefrom and at the option of the Agents, shall be paid out of the available cash on hand of the Corporation, in each case whether or not the Offering is completed.

Section 10 Indemnities.

(1)	The Corporation (the “Indemnitor”) hereby agrees to indemnify and hold the Agents and/or any of their subsidiaries, affiliates and syndicate members, and each of their partners, shareholders, advisers, directors, officers and employees (“Personnel” and together with the Agents, the “Indemnified Parties”) harmless to the full extent from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, investigations, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in investigating, settling, advising with respect to and/or defending any actual or threatened claim, action, suit, investigation or proceeding that may be made against the Agents, to which the Agents and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agents and the Personnel hereunder (the “Engagement”), whether performed before or after the date hereof, together with any losses, claims, actions, damages or liabilities incurred in enforcing this indemnity, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)	the Agents or the Personnel, as applicable, have been grossly negligent or have committed any fraudulent act in the course of such performance; and

(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, resulted solely from the fraud or gross negligence referred to in (a).

(2)	If for any reason (other than the occurrence of any of the events itemized above), the foregoing indemnification is unavailable to the Agents, or insufficient to hold them harmless, then the Indemnitor shall contribute to the losses, claims, costs, damages, expenses or liabilities (except loss of profit or consequential damage) of the nature provided for above which are paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Indemnified Parties on the other hand but also the relative fault of the Indemnitor and the Indemnified Parties as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the losses, claims, costs, damages, expenses or liabilities (except loss of profit or consequential damage) of the nature provided for above paid or payable by any Indemnified Party, the amount (if any) equal to (i) such amount paid or payable, minus (ii) the amount of the fees received by the Indemnified Parties, if any, hereunder. In the event that the Indemnitor may be entitled to contribution from the Agents under the provisions of any statute or law, the Indemnitor shall be limited to contribution in any amount not exceeding the lesser of the portion of the amount of losses, claims, costs, damages, expenses and liabilities giving rise to such contribution for which the Agents are responsible and the amount of the fees received by the Agents.

(3)	The Indemnitor agrees that no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to any Indemnitor or any person asserting claims on an Indemnitor’s behalf or in right for or in connection with the Engagement, except to the extent that any losses, claims, costs, damages, expenses or liabilities (except loss of profit or consequential damage) incurred by the Indemnitor are determined by a court of competent jurisdiction in a final judgement (in a proceeding in which the applicable Indemnified Party is named as a party) that has become non-appealable to have resulted solely from the fraud or gross negligence of such Indemnified Party.

(4)	The Indemnitor agrees that in case any legal proceeding shall be brought against, or an investigation is commenced in respect of, the Indemnitor and/or an Indemnified Party and an Indemnified Party or its personnel are required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of the Engagement, the Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and out-of-pocket expenses incurred by the personnel of the Indemnified Party in connection therewith) shall be paid by the Indemnitor as they occur.

(5)	The applicable Indemnified Party will notify the Indemnitor promptly in writing after receiving notice of any claim against it or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, stating the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and, unless the Indemnitor assumes the defence thereof, will keep the Indemnitor advised of the progress thereof and will discuss all significant actions proposed. However, the omission to so notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to an Indemnified Party.

(6)	The Indemnitor shall be entitled, at its own expense, to participate in and, to the extent they may wish to do so, assume the defence of any claim in respect of which indemnification is sought hereunder, provided that (a) such defence is conducted by counsel of good standing acceptable to the Agents, acting reasonably, (b) no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Indemnified Party, acing reasonably, as applicable, and (c) the Indemnified Party shall not be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld. If such defence is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the applicable Indemnified Party, will keep such Indemnified Party advised of the progress thereof and will discuss with such Indemnified Party all significant actions proposed.

(7)	Notwithstanding the foregoing, any Indemnified Party shall have the right, at the Indemnitor’s expense, to separately retain counsel of such Indemnified Party’s choice, in respect of the defence of any claim in which indemnification is sought hereunder, provided that the Indemnified Party acts reasonably in selecting such counsel.

(8)	The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agents, and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agents and any of the Personnel of the Agents. The foregoing provisions shall survive the completion of professional services rendered under this Agreement and the exercise of the termination rights set forth herein.

Section 11 Termination Rights.

(1)	The Agents shall be entitled, at their option, to terminate all of their obligations under this Agreement, and the obligations of any person whom the Agents have arranged to purchase Offered Securities that has executed a Subscription Agreement, by written notice to that effect delivered to the Corporation at any time at or prior to the Time of Closing if:

(a)	the Agents, in their sole discretion, acting reasonably, are not satisfied with the results of their due diligence review and investigations of the Corporation, its business and affairs or otherwise;

(b)	there is, in the sole opinion of the Agents, a “material change”, as that term is defined in the Securities Act (Ontario) (the “Ontario Act”), in the affairs of the Corporation, Kitrinor or Subco that occurs or is announced by the Corporation, Kitrinor or Subco or there is a change in any “material fact”, as that term is defined in the Ontario Act, or under any policies of the TSXV, or a new material fact shall arise which has or would be expected to have a significant adverse change or effect on the business affairs, or financial condition of the Corporation or Kitrinor or on the market price or value of the securities of the Corporation or Kitrinor;

(c)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, any stock exchange or securities regulatory authority or any law, order or regulation is enacted or changed, which in the opinion of the Agents, acting reasonably, could operate to prevent or materially restrict the trading of the securities of the Corporation or Kitrinor or materially and adversely affects or would be expected to materially and adversely affect the market price or value of the Offered Securities or the securities of the Corporation or Kitrinor;

(d)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the sole opinion of the Agents, materially adversely affects, or involves, or will materially adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation or Kitrinor and their respective subsidiaries taken as a whole, or the market price of the Corporation or Kitrinor or value or marketability of the Offered Securities;

(e)	any order, action, proceeding or cease trading order which operates to prevent or restrict the trading of the common shares or any other securities of the Company is made or threatened by a securities regulatory authority;

(f)	the state of the Canadian, United States or international financial markets is such that, in the sole opinion of the Agents, the Offered Securities cannot be profitably marketed; or

(g)	the Corporation or Kitrinor is in breach of a material term, condition or covenant of this Agreement or any representation or warranty given by the Corporation or Kitrinor herein becomes or is false in any material respect.

(2)	If the Agents terminate this Agreement pursuant to this Section 11, there shall be no further liability on the part of the Agents or of the Corporation or Kitrinor to the Agents except in respect of any liability under Section 1(d), Section 9 or Section 10 hereof.

(3)	The right of the Agents to terminate their obligations under this Agreement is in addition to such other remedies as they may have, or have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

Section 12 Agents’ Business.

(1)	The Corporation and Kitrinor acknowledge that the Agents may be engaged in securities trading and brokerage activities, and providing investment banking, investment management, financial and financial advisory services. In the ordinary course of their trading, brokerage, investment and asset management and financial activities, the Agents and their affiliates may hold long or short positions, and may trade or otherwise effect or recommend transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Corporation or Kitrinor, or any other company that may be involved in any transaction with the Corporation or Kitrinor.

(2)	Each Agent and its affiliates may also provide a broad range of normal course financial products and services to its customers (including, but not limited to banking, credit derivative, hedging and foreign exchange products and services), including companies that may be involved in any transaction with the Corporation or Kitrinor.

(3)	Each Agent acknowledges its responsibility to comply with applicable securities laws as they relate to the trading of securities while in possession of material non-public information and further acknowledges that it has in place information barriers to protect the unauthorized transmission of this information to its employees and its affiliates who do not have a legitimate need to know such information.

Section 13 Agents’ Authority.

The Corporation shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Agents by the Lead Agent and the Lead Agent shall represent the Agents and have authority to bind the Agents hereunder except in respect of a notice of termination pursuant to Section 11 hereof or the exercise of the indemnity rights specified in Section 1(d) or Section 10 hereof which shall require the action of the Agents. Each of the Agents agrees that the Lead Agent has been authorized in such regard.

Section 14 Notices.

Any notice under this Agreement shall be given in writing and either delivered or emailed to the party to receive such notice at the address or facsimile numbers indicated below:

(a)	to the Corporation at:

(b)	to the Agents or any Personnel at:

(c)	to Kitrinor and/or Subco at:

or such other address or facsimile number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery and if such notice is faxed (with receipt confirmed), it shall be effective on the business day following the date such notice is faxed.

Section 15 Survival.

All representations, warranties and agreements of the Corporation and Kitrinor contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Offered Securities shall survive the purchase of the Offered Securities by the Purchasers for a period of two years after the Time of Closing, and shall continue in full force and effect unaffected by any subsequent disposition or conversion of the Offered Securities and the Agents shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in the course of the distribution of the Offered Securities.

Section 16 Alternative Transactions

From the date hereof until the earlier of the expiry of this Agreement and satisfaction of the Escrow Release Conditions, the Corporation agrees not to sell or negotiate or enter into an arrangement to sell all or substantially all of the assets of the Corporation or enter into a merger or other business combination with a third party or other similar transaction (other than as contemplated herein), which transaction does not provide for the completion of the Offering or the payment of fees in accordance with this Section 16 (an “Alternative Transaction”). In the event the Corporation enters into an agreement or makes a public announcement with respect to an Alternative Transaction prior to the earlier of the date that is 90 days following the expiry of this Agreement and satisfaction of the Escrow Release Conditions, the Corporation agrees to make payment to the Lead Agent forthwith upon entering into such agreement or making such announcement in the amounts as described in Sections 1(d) and 9 as if the Offering had been completed in full (except that the Commission will payable immediately and the Broker Warrants will be issuable immediately).

Section 17 Right of First Refusal/Exclusivity

If, at any time within 6 months after the Closing Date, the Corporation or Kitrinor (including the Resulting Issuer) requires additional equity financing, the Lead Agent shall be first offered to act as lead or co-lead manager, underwriter, bookrunner and/or private placement agent (as the case may be, depending upon the nature of the transaction) in connection with such financing, subject to agreeing on mutually acceptable fee arrangements. The terms and conditions relating to any such services will be outlined in a separate engagement letter, underwriting agreement or agency agreement and the fees for such services will be in addition to the fees payable pursuant to this Agreement, will be negotiated separately and in good faith and will be consistent with fees paid to North American investment bankers for similar services. If the Lead Agent does not accept the terms and conditions contained in such offer, the Corporation and/or Kitrinor may engage any other person as lead or co-lead manager, underwriter, bookrunner and/or private placement agent, provided that the terms and conditions of any such engagement shall be no more favourable to such other person as the terms and conditions offered to the Lead Agent. The Lead Agent shall have the exclusive right to act as the lead or co-lead manager and sole bookrunner of any public offering by the Corporation or Kitrinor (including the Resulting Issuer) or any other entity created by the foregoing for the period commencing on the date first written above and ending on the date that is 6 months from the Closing Date.

Section 18 Entire Agreement.

The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written, including, but not limited to, the engagement letter between the Corporation and the Lead Agent dated as of February 16, 2017. This Agreement may be amended or modified in any respect by written instrument only.

Section 19 Counterparts.

This Agreement may be executed in any number of counterparts and may be executed by facsimile or other electronic transmission, all of which when taken together shall be deemed to be one and the same document and notwithstanding the actual date of execution of each counterpart, this Agreement shall be deemed to be dated as of the date first above written.

Section 20 General.

This Agreement shall be governed by and interpreted in accordance with the laws of Ontario and the laws of Canada applicable therein and time shall be of the essence hereof. This Agreement is intended to and shall take effect as at the date first set forth above, notwithstanding its actual date of execution or delivery.

Section 21 Severability.

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

Section 22 Currency.

Unless otherwise stated, all references herein to dollar amounts are to lawful money of Canada.

Section 23 Headings.

The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

Section 24 Singular and Plural, etc.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

Section 25 Successors and Assigns.

The terms and provisions of this Agreement shall be binding upon and ensure to the benefit of the Corporation, Kitrinor, the Agents and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

Section 26 Further Assurances.

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

[Remainder of page intentionally left blank]

DATED the first date written above.

CLARUS SECURITIES INC.

By:
Authorized Signing Officer

HAYWOOD SECURITIES INC.

By:
Authorized Signing Officer

CANACCORD GENUITY CORP.

By:
Authorized Signing Officer

[Signature Page – Agency Agreement – 1 of 2]

The above offer is hereby accepted and agreed to as of the date first written above.

SCYTHIAN BIOSCIENCES INC.

By:
Authorized Signing Officer

KITRINOR METALS INC.

By:
Authorized Signing Officer

[Signature Page – Agency Agreement – 2 of 2]

Schedule “A“

Form-of Broker Warrant Certificate

BROKER WARRANTS TO PURCHASE COMMON SHARES

OF

SCYTHIAN BIOSCIENCES INC.

(existing under the federal laws of Canada)

Number ●	Number of Broker Warrants represented by this certificate: ●

THIS CERTIFIES that, for value received, ● (the “Holder”), is the registered holder of ● broker warrants (the “Broker Warrants”), each of which entitle the Holder, subject to the terms and conditions set forth in this Broker Warrant certificate (“Broker Warrant Certificate”), to purchase from Scythian Biosciences Inc. (the “Company”) one common share in the capital of the Company (a “Common Share”) on payment of $0.40 per Common Share (the “Exercise Price”), at any time and from time to time following the date on which the Escrow Release Conditions (as defined below) are satisfied for a period expiring at 5:00 p.m. (Toronto time) (the “Time of Expiry”) on the date that is 24 months following such date (the “Expiry Date”).

For the purposes of this Broker Warrant Certificate:

“Business Combination” means the business combination among Kitrinor, Subco and the Company under which the business and assets of Kitrinor shall be combined with those of the Company, as a reverse takeover of Kitrinor by the Company, to form the Resulting Issuer;

“Consolidation” means the consolidation of the Company’s shares on a 4:1 basis in connection with the Business Combination.

“Escrow Release Conditions” means (i) all conditions precedent to the Business Combination (including the Consolidation) being satisfied, or waived with the prior consent of the Lead Agent, on behalf of the Agents, in accordance with the terms of the Merger Agreement; and (ii) the receipt of all required shareholder, third party (as applicable) and regulatory approvals in connection with the Business Combination, including the conditional approval from the TSXV to list the common shares of the Resulting Issuer issuable upon the deemed exercise of the Subscription Receipts on the TSXV.

“Kitrinor” means Kitrinor Metals Inc.

“Merger Agreement” means the transaction agreement to be entered into between the Company, Kitrinor and Subco and providing for the Business Combination;

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“Resulting Issuer” means Kitrinor upon completion of the Business Combination;

“Subco” means a wholly-owned company to be incorporated under the federal laws of Canada for the purposes of effecting the Business Combination;

“Subscription Receipt” means the subscription receipts of the Company issued pursuant to the subscription receipt agreement dated March 13, 2017 among the Company, Kitrinor, Clarus Securities Inc., and TSX Trust Company ; and

“TSXV” means the TSX Venture Exchange.

The Company and the Holder acknowledge that the Exercise Price of $0.40 is based on the price per Common Share on a post-Consolidation basis and notwithstanding anything else contained in this Agreement, no adjustment to the Exercise Price will be made as a result of the completion of the Consolidation.

In the event that the Merger Agreement is terminated or the Business Combination is not completed, this Broker Warrant shall become null and void.

The Company shall treat the Holder as the absolute owner of these Broker Warrants for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Broker Warrant Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

(1) Exercise of Broker Warrants

(a)	Election to Exercise. The rights evidenced by this Broker Warrant Certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an election to exercise in substantially the form attached hereto as Appendix “A” (an “Election to Exercise”), properly completed and executed, together with payment of the aggregate Exercise Price by bank draft or certified cheque payable to or to the order of the Company in the amount of the Exercise Price multiplied by the number of Common Shares specified in the Election to Exercise at the office of the Company, or such other address as the Holder may be notified of in writing by the Company. In the event that the rights evidenced by this Broker Warrant Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Common Shares issuable on the exercise of the Broker Warrants so exercised, issue to the Holder a Broker Warrant Certificate on identical terms in respect of that number of Common Shares in respect of which the Holder has not exercised the rights evidenced by this Broker Warrant Certificate.

(b)	Exercise. Subject to section 1(c) below, the Company shall, on the date it receives a duly executed Election to Exercise and funds equal to the aggregate Exercise Price by bank draft or certified cheque payable to or to the order of the Company for the number of Common Shares specified in the Election to Exercise (the “Exercise Date”), issue that number of Common Shares specified in the Election to Exercise, as fully paid and non-assessable shares.

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(c)	Share Certificates. As promptly as practicable after the Exercise Date and, in any event, within five business days of receipt of the Election to Exercise, the Company shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, certificates for the number of Common Shares to which the Holder is entitled based on the number of Common Shares specified in the Election to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Broker Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any share certificates shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(d)	If Share Transfer Books Closed. The Company shall not be required to deliver certificates for Common Shares issued pursuant to this Broker Warrant Certificate while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Broker Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for a period not exceeding five business days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books shall have been re-opened.

(e)	Fractional Common Shares. No fractional Common Shares shall be issued upon exercise of the Broker Warrants, and in such case, the number of Common Shares issuable upon the exercise of any Broker Warrants shall be rounded down to the nearest whole number.

(f)	Corporate Changes. If, prior to the Time of Expiry on the Expiry Date, there shall occur:

(i)	a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares, other than a Common Share Reorganization (as hereinafter defined);

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(ii)	a consolidation, amalgamation, arrangement, business combination or merger of the Company with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Broker Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Broker Warrants, the kind and aggregate number of shares resulting from the Capital Reorganization which the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the holder was theretofore entitled to purchase or receive upon the exercise of the Broker Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Broker Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Broker Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Broker Warrant Certificate.

(g)	Subdivision, Consolidation, etc. of Common Shares. If, prior to the Time of Expiry on the Expiry Date, the Company shall:

(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than any stock dividends constituting dividends paid in the ordinary course);

(ii)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses (i), (ii), (iii) and (iv) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

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(i)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would be outstanding had such securities all been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 1(g) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation.

(h)	Offering to Shareholders. If, prior to the Time of Expiry on the Expiry Date, the Company shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this paragraph 1(h) as the “record date”) for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Current Market Price on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Current Market Price; and

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(ii)	the denominator of which shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or, as the case may be, into which the convertible or exchangeable securities so offered are convertible or exchangeable).

Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed. To the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(i)	Special Distribution. If, prior to the Time of Expiry on the Expiry Date, the Company shall fix a record date (hereinafter referred to in this paragraph 1(i) as the “record date”) for the distribution to all or substantially all the holders of the outstanding Common Shares of:

(i)	shares of any class, whether of the Company or any other corporation;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per Common Share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Company; or

(iv)	cash, securities or other property or assets of the Company

and if such distribution does not constitute (A) a Capital Reorganization, (B) a Rights Offering, (C) a Common Share Reorganization, or (D) a dividend paid in the ordinary course (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which shall be the amount by which (1) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price on such record date, exceeds (2) the fair market value (as reasonably determined by the directors of the Company in good faith, which determination shall be conclusive) to the holders of such Common Shares of such Special Distribution; and (B) the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

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(j)	Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(k)	Purpose and Intent of Adjustments. The purpose and intent of the adjustments provided for in this Broker Warrant Certificate is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in herein. Accordingly, the adjustment provisions of this Broker Warrant Certificate shall be interpreted and applied in accordance with such purpose and intent.

(l)	Adjustment to Number of Shares. If any adjustment in the Exercise Price shall occur as a result of: (A) the fixing by the Company of a record date for an event referred to in paragraph 1(h); or (B) the fixing by the Company of a record date for an event referred to in either of paragraph 1(i)(a) or paragraph 1(i)(b) if either such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Common Shares of (A) Equity Shares, or (B) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than the Current Market Price on such record date, or (C) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than the Current Market Price on such record date, then the number of Common Shares issuable upon any subsequent exercise of a Broker Warrant shall be simultaneously adjusted by multiplying the number of Common Shares issuable upon the exercise of a Broker Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this paragraph 1(l) as a result of the fixing by the Company of a record date for the distribution of exchangeable or convertible securities referred to in paragraph 1(g); or rights, options or warrants referred to in paragraph 1(h), then the number of Common Shares issuable upon exercise of a Broker Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be issuable based upon the number of shares actually issued immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this paragraph 1(l) as a result of the fixing by the Company of a record date for the distribution of exchangeable or convertible securities or rights, options or warrants referred to in paragraph 1(i), the number of Common Shares issuable upon exercise of the Broker Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this paragraph 1(l) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection on the basis of the number of shares issued immediately after such expiration.

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(m)	Notice of Adjustment. Upon any adjustment of the number of Common Shares issuable upon exercise of the Broker Warrants evidenced by this Broker Warrant Certificate and upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Common Shares issuable upon exercise of the Broker Warrants evidenced by this Broker Warrant Certificate resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(n)	Other Notices. If, prior to the Time of Expiry on the Expiry Date:

(i)	the Company shall declare any dividend upon its shares payable in Common Shares;

(ii)	the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights, options or warrants;

(iii)	there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation, arrangement, business combination or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, business combination, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, business combination, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, business combination, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, as the case may be, to the extent known by the Company at such time.

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(o)	Common Shares to be Reserved. The Company will, so long as the Broker Warrants remain outstanding, keep available, and reserve if necessary, out of its authorized shares, solely for the purpose of issue upon the exercise of the Broker Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Broker Warrants. The Company covenants and agrees that all Common Shares issuable upon exercise of Broker Warrants will, upon issuance, be duly authorized and issued as fully paid and non-assessable shares of the Company. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the shares of the Company may be listed. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

(p)	Definitions. For the purposes of any computation hereunder:

(i)	“Current Market Price” at any date shall be the weighted average trading price per Common Share for each day there was a closing price for the 20 consecutive trading days ending five trading days immediately before such date on any stock exchange on which the Common Shares may then be listed, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, the Current Market Price shall be determined by the directors, acting reasonably and in good faith, which determination shall be conclusive; and

(ii)	“Equity Shares” means the Common Shares and any shares of any other class or series of the Company which may from time to time be authorized for issue if by their terms such shares confer on the holders hereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company beyond a fixed sum or a fixed sum plus accrued dividends.

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(q)	Directors Determination. If at any time prior to the Time of Expiry on the Expiry Date, the Company shall take any action affecting the Common Shares, other than an action or an event otherwise described in section 1 hereof, which would have a material adverse effect upon the rights of the Holder under this Broker Warrant Certificate, the Exercise Price and/or the number of Common Shares purchasable under this Broker Warrant Certificate shall be adjusted in such manner and at such time as the directors may determine, acting reasonably and in good faith, to be equitable in the circumstances.

(r)	Mutatis Mutandis. No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of this Broker Warrant shall be made in respect of any event described in this section 1 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Broker Warrants prior to or on the record date or effective date, as the case may be, of such event.

(s)	No Adjustment. If the Company sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Broker Warrants shall be required by reason of the setting of such record date.

(t)	Dispute. If a dispute shall at any time arise with respect to any adjustment of the Exercise Price or the number of Common Shares purchasable pursuant to this Broker Warrant Certificate, such dispute shall be conclusively determined by the accountants of the Company or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

(2) Replacement

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Broker Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Broker Warrant Certificate), the Company will issue to the Holder a replacement certificate containing the same terms and conditions as this Broker Warrant Certificate.

(3) Expiry

The Broker Warrants shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at the Time of Expiry on the Expiry Date.

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(4) Covenant

So long as any Broker Warrants remain outstanding, the Company covenants that it shall do or cause to be done all things necessary to maintain its corporate existence.

(5) Resale Restrictions

These Broker Warrants may not be exercised in the United States or by or on behalf of a “U.S. Person” (as that term is defined in Regulation S adopted by the United States Securities Exchange Commission under the United States Securities Act of 1933, as amended (“U.S. Securities Act”)) unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the holder of these Broker Warrants has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect.

(6) Limitations on Transfer

Subject to applicable law and the policies of any stock exchange upon which the Common Shares may be listed from time to time, the Holder may not transfer the within Broker Warrants except to a subsidiary or to an entity of which the Holder is a subsidiary or with the prior written consent of the Company, which consent shall not be unreasonably withheld. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five business days of such delivery, a new Broker Warrant certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

(7) Not a Shareholder

Nothing in this Broker Warrant Certificate or in the holding of Broker Warrants evidenced hereby shall confer or be construed as conferring upon the Holder any right or interest whatsoever as a shareholder or other holder of an equity interest in the Company, including but not limited to, the right to receive notice of, attend or vote at meetings of Shareholders, or any other proceedings of the Company.

(8) No Obligation to Purchase

Nothing in this Broker Warrant Certificate or in the holding of Broker Warrants evidenced hereby shall obligate the Holder to subscribe for or the Company to issue any Common Shares except those Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder from its Broker Warrants in the manner provided herein.

(9) Governing Law

The laws of the Province of Ontario and the laws of Canada applicable therein shall govern the Broker Warrants. Any and all disputes arising under this Broker Warrant Certificate, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and the Holder shall be deemed to have irrevocably attorned to the jurisdiction of the courts of such Province.

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(10) Notice

Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by email or prepaid same day courier addressed as follows:

(i)	If to the Holder at the latest address of the Holder as recorded on the books of the Company; and

(ii)	If to the Company at:

Scythian Biosciences Inc.
c/o Gowling WLG (Canada) LLP
100 King Street West, Suite 1600
Toronto, Ontario M5X 1G5

Attention:	Jonathan Gilbert, CEO and Director
Email:	jgilbert@scythianbio.com

Notice so mailed shall be deemed to have been given on the fifth business day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by email or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be provided that if such day is not a business day then the notice, request or other communication shall be deemed to have been given and received on the first business day following such day. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

(11) Severability

If any one or more of the provisions or parts thereof contained in this Broker Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom

(12) Headings

The headings of the articles, sections, subsections and clauses of this Broker Warrants Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Broker Warrant Certificate.

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(13) Numbering of Articles, etc.

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, or subclause refers to the article, section, subsection, clause or subclause bearing that number or letter in this Broker Warrant Certificate.

(14) Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

(15) Successors

This Broker Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Company and their respective successors.

(16) Time of Essence

Time shall be of the essence hereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the Company has caused this Broker Warrant Certificate to be signed by its duly authorized officer.

DATED as of ____________________________

SCYTHIAN BIOSCIENCES INC.

Per: ______________________________________
Authorized Signing Officer

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APPENDIX “A”

ELECTION TO EXERCISE

Capitalized terms used herein have the meanings ascribed thereto in the Broker Warrant Certificate (the “Certificate”) to which this appendix is attached.

The undersigned Holder hereby irrevocably elects to exercise the Broker Warrants granted by the Company pursuant to the Certificate for the number of Common Shares as set forth below:

(a)	Number of Common Shares to be acquired

(b)	Exercise Price (per Common Share)	$0.40

(c)	Aggregate Exercise Price	$

The Holder hereby tenders a certified cheque or bank draft for such aggregate Exercise Price and directs the Common Shares to be registered and certificates therefor to be issued as directed below.

The undersigned hereby certifies that the undersigned (i) is not (and is not exercising the Broker Warrants for the account or benefit of) a U.S. Person, (ii) did not execute or deliver this exercise form in the United States and (iii) has in all other aspects complied with the terms of Regulation S of the U.S. Securities Act, or any successor rule or regulation of the United States Securities and Exchange Commission in effect. A “U.S. Person” includes, but is not limited to, any natural person resident in the United States and any partnership or corporation organized or incorporated under the laws of the United States. “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder:

[ ]	PLEASE CHECK THIS BOX IF THE CERTIFICATES REPRESENTING THESE SECURITIES ARE TO BE DELIVERED AT THE OFFICE OF THE COMPANY, FAILING WHICH THE CERTIFICATES WILL BE MAILED TO THE ADDRESS(ES) SET FORTH ABOVE.

DATED this ______ day of ____________________________, 201___.

Per:

Name:

Title:

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Schedule “B”

Agent’s Certificate

AGENT’S CERTIFICATE

In connection with the private placement in the United States of Subscription Receipts of Scythian Biosciences Inc. (the “Corporation”) pursuant to the Agency Agreement dated as of March 13, 2017, among the Corporation, Kitrinor Metals Inc. and the Agents named therein (the “Agency Agreement”), the undersigned does hereby certify as follows:

(i)	each U.S. affiliate of the undersigned Agents (a “U.S. Affiliate”) who offered or sold the Offered Securities in the United States, or to, or for the account or benefit of, a person in the United States or a U.S. Person, is a duly registered broker or dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state’s broker dealer registration requirements) and is a member of and is in good standing with the Financial Industry Regulatory Authority, Inc., on the date hereof and on the date of each such offer and sale;

(ii)	immediately prior to contacting any offeree, we had reasonable grounds to believe and did believe that each offeree was an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D (an “Accredited Investor”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and, on the date hereof, we continue to believe that each U.S. Purchaser purchasing the Offered Securities from the Corporation in a sale that was pre-arranged by us is an Accredited Investor;

(iii)	no form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act) was or will be used by us, including advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities, the Subscription Shares or any securities issuable in connection with the Business Combination in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons;

(iv)	the offering of the Offered Securities in the United States, or to, or for the account or benefit of, a person in the United States or a U.S. Person, has been conducted by us either directly in accordance with Rule 15a-6 under the United States Securities Exchange Act of 1934, as amended, or through our U.S. Affiliates, in each case in accordance with the terms of the Agency Agreement and all applicable United States broker-dealer requirements under the U.S. Exchange Act and any applicable state securities laws;

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(v)	prior to any sale of the Offered Securities in the United States, or to, or for the account or benefit of, a person in the United States or a U.S. Person, we caused each U.S. Purchaser to properly complete and execute a Subscription Agreement;

(vi)	None of (i) the undersigned, (ii) the undersigned’s general partners or managing members, (iii) any of the undersigned’s directors, executive officers or other officers participating in the offering of the Offered Securities, (iv) any of the undersigned’s general partners’ or managing members’ directors, executive officers or other officers participating in the offering of the Offered Securities or (v) any other person associated with any of the above persons, including any sub-agent and any such persons related to such sub-agent, that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sale of the Offered Securities (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to any to any of the “Bad Actor” disqualifications described in Rule 506(d)(1) under Regulation D (a “Disqualification Event”); and

(vii)	The undersigned represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Offered Securities.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this __ day of __________, 2017.

AGENT[S]	[U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title

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